UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2023

BARNES GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4801	06-0247840
(Commission File Number)	(I.R.S. Employer Identification No.)

123 Main Street
Bristol
Connecticut	06010
(Address of principal executive offices)	(Zip Code)

(860) 583-7070
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At the 2023 Annual Meeting of Stockholders held on May 5, 2023, the stockholders of Barnes Group Inc. (“Barnes” or the “Company”) approved the 2023 Barnes Group Inc. Stock and Incentive Award Plan (the “Plan”), under which the Company may issue equity-based or other incentive awards to any person who renders or has rendered services that benefit or will benefit the Company or its subsidiaries, including employees, directors, consultants, advisors, independent contractors or agents. The 2014 Barnes Group Inc. Stock and Incentive Award Plan (the “Prior Plan”) was merged with and into the Plan, no further grants will be made under the Prior Plan and shares with respect to all awards outstanding under the Prior Plan will be issued or transferred under the Plan. The terms of all awards outstanding under the Prior Plan will continue to apply to the awards outstanding under the Prior Plan.

The Plan authorizes for issuance 4,223,889 shares of Barnes common stock, reduced (i) for each share subject to a stock option or stock appreciation right granted after December 31, 2022 under the Prior Plan, on the basis of a fixed ratio of 1:1, and (ii) for each share subject to a stock-based award other than an option or stock appreciation right granted after December 31, 2022 under the Prior Plan, on the basis of a fixed ratio of 1.9:1, subject to adjustments as described in the Plan. The Plan was approved by the Company’s Board of Directors (the “Board”) on March 8, 2023, subject to stockholder approval. Awards may be granted under the Plan within ten years after the Plan’s effective date of May 5, 2023, but not thereafter.

A description of the material terms of the Plan can be found in the section of the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “Commission”) by the Company on March 24, 2023 entitled “Proposal 4—To Approve the 2023 Barnes Group Inc. Stock and Incentive Award Plan,” which is incorporated by reference into this Form 8-K.

The foregoing summary of the Plan is qualified in its entirety by reference to the Plan, a copy of which is filed as Exhibit 10 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07     Submission of Matters to a Vote of Security Holders.

The Company held its 2023 Annual Meeting of Stockholders on May 5, 2023.

The Company’s stockholders considered five proposals, each of which is described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 24, 2023, as supplemented by the Company’s Definitive Additional Materials on Schedule 14A filed with the Commission on April 21, 2023. At the Annual Meeting, there were 47,468,675 shares of common stock of the Company present in person or virtually by live audio webcast or represented by proxy and entitled to vote. The final voting results for each matter submitted to a vote of stockholders at the Annual Meeting were as follows:

(1)	To elect 11 directors. The following individuals were elected to serve as directors for a term expiring at the 2024 Annual Meeting of Stockholders or upon the election and qualification of their successors, and the voting results for each of the director nominees were as follows:

Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
Thomas O. Barnes	43,759,560	724,894	27,702	2,956,519
Elijah K. Barnes	44,277,985	205,890	28,281	2,956,519
Jakki L. Haussler	43,435,221	952,110	124,825	2,956,519
Richard J. Hipple	42,752,006	1,717,768	42,382	2,956,519
Thomas J. Hook	44,315,798	151,054	45,304	2,956,519
Daphne E. Jones	44,262,813	207,487	41,856	2,956,519
Neal J. Keating	44,313,304	127,758	71,094	2,956,519
Mylle H. Mangum	41,682,443	2,787,818	41,895	2,956,519
Hans-Peter Männer	43,913,664	446,552	151,940	2,956,519
Anthony V. Nicolosi	44,181,919	206,513	123,724	2,956,519
JoAnna L. Sohovich	42,563,301	1,825,415	123,440	2,956,519

(2)	To vote on a non-binding resolution to approve the Company’s executive compensation. The proposal was approved and the results of the voting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
34,023,005	10,246,444	242,707	2,956,519

(3)	To vote on a non-binding resolution to approve the frequency of holding an advisory vote on the Company’s executive compensation. A majority of the shares of common stock represented in person or virtually, by live audio webcast, or by proxy and entitled to vote on the matter voted for “1 Year” (to hold advisory votes on the Company’s executive compensation every year). The results of the voting were as follows:

Votes For 1 Year	Votes for 2 Years	Votes for 3 Years	Abstentions	Broker Non-Votes
40,441,899	29,798	4,010,174	30,285	2,956,519

(4)	To approve the 2023 Barnes Group Inc. Stock and Incentive Award Plan. The proposal was approved and the results of the voting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
42,754,814	1,705,195	52,147	2,956,519

(5)	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2023. The proposal was approved and the results of the voting were as follows:

Votes For	Votes Against	Abstentions
46,627,121	828,971	12,583

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.
10	2023 Barnes Group Inc. Stock and Incentive Award Plan (incorporated by reference to Annex A to the Company’s Definitive Proxy Statement on Schedule 14A filed on March 24, 2023).
104	Cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARNES GROUP INC.
(Registrant)

Date: May 08, 2023	By:	/s/ Jay B. Knoll
Jay B. Knoll Senior Vice President, General Counsel and Secretary